Exhibit 10.43

CONFIDENTIAL

Certain identified information has been excluded from the exhibit because it is both not material and would likely cause competitive harm if publicly disclosed.

Amended and Restated Non-Exclusive License Agreement

This Amended and Restated Non-Exclusive License Agreement (this “Agreement”) is made effective as of the 1st day of April, 2017 (the “Effective Date”) by and between iPS Academia Japan, Inc., a Japan corporation, with a principal office at 207 International Science Innovation Building East Wing, Kyoto University, 36-1 Yoshida-honmachi, Sakyo-ku, Kyoto, 606-8501 (“AJ”) and StemoniX, Inc., a Minnesota corporation, with a principal place of business at 13300 67th Ave N, Maple Grove, MN 55311, U.S.A. (“LICENSEE”). This Agreement amends and restates that certain Non-Exclusive License Agreement between AJ and LICENSEE effective as of December 22, 2015, as amended to date. AJ and LICENSEE may be referred to individually as a “Party” or collectively as the Parties”.

Recitals

WHEREAS, AJ is the owner of license rights under certain intellectual property relating to induced pluripotent stem cell (“iPSCs”) technologies and has the right to grant licenses under the Licensed Patents I, which have been granted to AJ by Kyoto University under the license agreement dated September 10, 2008, as amended (hereinafter referred to as “Kyoto Agreement”);

WHEREAS, AJ is also the owner of license rights under certain intellectual property relating to induced pluripotent stem cell technologies and has the right to grant licenses under the Licensed Patents II, which have been granted to AJ by Osaka University under the license agreement dated October 13, 2010, as amended (hereinafter referred to as “Osaka Agreement”);

WHEREAS, AJ desires to have the intellectual property relating to iPS cell technologies developed and commercialized worldwide as soon as possible;

WHEREAS, LICENSEE desires to obtain license rights under the intellectual property relating to iPSC technologies for LICENSEE’s use in commercialization of its services in the Territory; and

WHEREAS, LICENSEE wishes to obtain from AJ, and AJ is willing to grant to LICENSEE, a license under the Licensed Patents for the development, manufacture, use and sale of the Licensed Products and provision of Licensed Services in the Territory in accordance with the provisions of this Agreement (all capitalized terms as defined herein).

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NOW THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the Parties intending to be legally bound agree as follows:

1. Definitions

For the purpose of this Agreement, the terms set forth hereinafter shall be defined as follows:

1.1 “Affiliate” means any corporation or other entity that directly or indirectly Controls, is Controlled by, or is under common Control with, another corporation or entity.

1.2 “Agreement” means this Amended and Restated Non-Exclusive License Agreement only.

1.3 “Commercial Use” means any activity by a User including at least one of following activities:

(i) use of the Pluripotent Cells or Progeny, for manufacture of related products distributed and/or sold to a third party including but not limited to culture medium and equipment;

(ii) use of the Pluripotent Cells, Progeny or Modifications to provide a service, information or data to a third party for Financial Gain;

(iii) use of the Pluripotent Cells, Progeny or Modifications for screening small molecular compounds, antibodies, proteins, peptides, and large-molecular compounds as potential pharmaceutical compounds. For avoidance of misunderstanding, target discovery, target validation or assay development are excluded. Moreover, use of the Pluripotent Cells, Progeny or Modifications for screening by not-for-profit organizations solely for academic, educational and not-for-profit purposes is not considered as Commercial Use, but industry-sponsored screening conducted by not-for-profit organization is considered as Commercial Use;

(iv) sale, lease, distribution or transfer of Pluripotent Cells, Progeny or Modifications to third parties for Financial Gain; or

(v) sale, lease, distribution or transfer of Pluripotent Cells and Progeny to for-profit organizations not for Financial Gain.

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For clarity, “Financial Gain” means any financial benefit or gain earned by User which consideration or revenue of a transaction exceeds its Cost of operating the transaction, and “Cost” means a direct material cost of Pluripotent Cells, Progeny or Modifications.

1.4 “Control” means (a) direct or indirect ownership of fifty percent (50%) or more (or the maximum ownership interest permitted by applicable laws) of the stock or shares having the right to vote for the election of directors of such corporate entity or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

1.5 “Confidential Information” means any and all confidential information of a Party, including without limitation any knowledge, practice, process or other proprietary information, disclosed by a Party to the other Party solely in furtherance of this Agreement and is conspicuously marked “confidential” or “proprietary”, or if disclosed orally, confirmed in writing within thirty (30) days after the disclosure date in order to be treated as confidential information.

1.6 “Effective Date” means the date first above written.

1.7 “User’s Field of Use” means User’s internal research only, excluding any research involving administration and use of Licensed Products in (1) human subjects for human clinical use for therapeutic, diagnostic or prophylactic purposes or (2) animals for veterinary use for therapeutic, diagnostic or prophylactic purposes, including but not limited to clinical applications, cell therapy, transplantation, and/or regenerative medicines.

1.8 “Licensed Differentiated Cells” means mammalian differentiated cells from Licensed iPSCs by LICENSEE as listed in Appendix A attached hereto.

1.9 “Licensed iPSCs” means mammalian iPSCs the manufacture, use or sale of which is covered by the Licensed Patents.

1.10 “Licensed Patents I” means the pending patent applications and/or issued patents which are licensable by AJ as of Effective Date under the Kyoto Agreement, as defined in Appendix B attached hereto, and any and all foreign and corresponding patents and applications to those pending patent applications and/or issued patents in the Territory including divisions, substitutions, continuations, continuations-in-part, renewals, reissues, re-examinations and extensions.

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1.11 “Licensed Patents II” means the pending patent applications and/or issued patents which are licensable by AJ as of Effective Date under the Osaka Agreement, as defined in Appendix B attached hereto, and any and all foreign and corresponding patents and applications to those pending patent applications and/or issued patents in the Territory including divisions, substitutions, continuations, continuations-in-part, renewals, reissues, re-examinations and extensions.

1.12 “Licensed Patents” means Licensed Patents I and/or Licensed Patents II.

1.13 “Licensed Products” means Licensed iPSCs and/or Licensed Differentiated Cells.

1.14 “Licensed Services” means Licensed Services I and Licensed Services II.

1.15 “Licensed Services I” means services provided by LICENSEE to generate Licensed iPSCs and to transfer or deliver such Licensed iPSCs to Users for the benefit of Users for the User’s Field of Use.

1.16 “Licensed Services II” means services provided by LICENSEE to make and/or grow the Licensed iPSCs, then differentiate the Licensed iPSCs into Licensed Differentiated Cells and either (a) to transfer or deliver such Licensed Differentiated Cells to Users for the benefit of Users for the User’s Field of Use, or (b) to perform services other than Licensed Services II described in clause (a) above, including but not limited to screening, disease modeling and assay development, using such Licensed Differentiated Cells and without using Licensed iPSCs for the benefit of Users for the User’s Field of Use. LICENSEE shall report a brief summary of any Licensed Services II described in clause (b) above in a written royalty statement to be submitted to AJ under Section 6.1.

1.17 “Modifications” mean derivatives which are created by User or created through the use of the Pluripotent Cells or Progeny, but which (i) do not differentiate into cell types from all three germ layers and (ii) are not in an undifferentiated state.

1.18 “Net Sales” means [******************************].

1.19 “Option Term” means the period beginning on December 22, 2015 and ending on December 21, 2020.

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1.20 “Pluripotent Cells” mean Licensed iPSCs provided by Licensee.

1.21 “Progeny” means derivatives from the Pluripotent Cells which retain the ability to self replicate themselves, retain ability to differentiate into cell types from all three germ layers and remain in an undifferentiated state. Progeny includes, but is not limited to, genetically modified and cloned cell lines which retain the ability to self replicate themselves, retain ability to differentiate into cell types from all three germ layers and remain in an undifferentiated state.

1.22 “Reporting Period” has the meaning set forth in Section 3.2.1 hereof.

1.23 “Term” has the meaning set forth in Section 10.1 hereof.

1.24 “Territory” means (i) the United States of America (the “U.S.A.”) to the extent that the Option Right has not been exercised under the Section 3.1 of this Agreement or (ii) worldwide including the U.S.A. to the extent that the Option Right has been exercised under the Section 3.1 of this Agreement.

1.25 “Third Party” means any person or entity that is not a Party to this Agreement or an Affiliate of a Party to this Agreement.

1.26 “User” means LICENSEE’s customer who purchases Licensed Services or Licensed Products or who wishes to purchase the Licensed Services or Licensed Products.

1.27 “Valid Claim” means, any claim from (a) an issued and unexpired patent that has not lapsed, been revoked or cancelled, or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction that has not been reversed in relevant part or that has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, or disclaimer or otherwise; or (b) a pending patent application being prosecuted in good faith that has not been cancelled, withdrawn, abandoned, finally rejected.

2. Grant

2.1 License. Subject to the terms and conditions of this Agreement, AJ hereby grants to LICENSEE, and LICENSEE hereby accepts,

[*******************************************************]

(i) [*******************************************************]

(ii) [*******************************************************].

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2.2 Use restriction.

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2.3 User Notice.

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**********************************************] no other right, express or implied, is conveyed by the sale of Licensed iPSCs or the provision of Licensed Service I.

LICENSEE shall deliver the User Notice above by providing the document specified in Appendix C to User at the purchase of Licensed Products or Licensed Services, and shall request Users to deliver the document specified in Appendix C to other Users if that User transfers material, which may be accomplished by a transfer of a copy of the limited use label license that accompanies the sales of Licensed Products or the provision of Licensed Services. If LICENSEE wishes to revise the document in Appendix C, LICENSEE shall provide a draft of the revised version at least thirty (30) days before the implementation of such revised version for AJ’s prior written approval, such approval not to be unreasonably withheld, conditioned or delayed.

2.4

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2.5 Scope of grant. Each Party acknowledges that the rights and licenses granted under this Article 2 and elsewhere in this Agreement are limited to the scope expressly granted. Accordingly, except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party. All rights with respect to intellectual property rights that are not specifically granted herein are reserved to the owners thereof.

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2.6 Due diligence. LICENSEE shall utilize commercially reasonable due diligence in developing and marketing Licensed Products and Licensed Services in the Territory. LICENSEE shall submit an annual report to AJ on the progress of developing Licensed Products and Licensed Services during the previous calendar year at the latest January 31 of each calendar year.

2.7 Product marking. Prior to the issuance of patents under Licensed Patents, LICENSEE shall mark Licensed Products (or their containers, labels, packing slips or invoices) made, sold, or otherwise disposed of by LICENSEE under the license granted in this Agreement with the words “Patent Pending,” and following the issuance of one or more patents, with the numbers of any applicable Licensed Patents.

3. Option

3.1 Subject to the terms and conditions of this Agreement, AJ hereby grants to LICENSEE, and LICENSEE hereby accepts, a royalty bearing, non-exclusive and non-transferrable right (hereinafter refereed as to “Option Right”), under the Licensed Patents, exercisable at LICENSEE’s sole discretion during the Option Term, to expand the Territory to worldwide with respect to the Licensed Patents I, the Licensed Patents II, or both, either at the same time or different times; it being understood that, as of the Effective Date, LICENSEE has validly exercised the Option Right hereunder with respect to the Licensed Patents I but not the Licensed Patents II.

3.2 During the Option Term, LICENSEE shall provide a written prior notice to AJ for its intention to exercise the Option Right with specific date when LICENSEE wishes the expansion of the Territory under the Option Right to be effective (“Exercise Date”).

3.3 If the Option Term has expired, the Option Right granted under the Section 3.1 shall be terminated at the date of expiration of the Option Term, and the related Sections 1.15, 1.18 (ii) and 4.4 shall be terminated at the date of expiration of the Option Term accordingly.

4. Fees and Royalties

4.1 Upfront fee. In consideration of the rights and licenses granted under this Agreement, LICENSEE shall pay to AJ a non-creditable and non-refundable upfront fee as defined in the Appendix D by the due date designated in the Appendix D.

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4.2

4.2.1 Running royalties. In further consideration of the grant under this Agreement, LICENSEE shall pay to AJ a non-refundable running royalty for each quarter of a calendar year payable by LICENSEE within thirty (30) days after the close of each quarter of a calendar year (hereinafter each quarter of a calendar year defined as a “Reporting Period”) as defined in the Appendix D. For clarity, if the Licensed Services which include a transfer of Licensed Products are provided on behalf of a User who already has an appropriate patent license from AJ regarding the Licensed Patents covering the Licensed Services, under such User’s right with sufficient such User’s instructions to complete the Licensed Services, LICENSEE need not pay the running royalties set forth in this Section 4.2.1 for the provision of such Licensed Services to such User.

4.2.2

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4.3 Annual Minimum Royalty. In consideration of the licenses granted under this Agreement, beginning for the year 2017, and within thirty (30) days after the end of each calendar year during the Term (i.e., beginning in January 2018 and in each January thereafter during the Term), LICENSEE shall pay to AJ the balance between Annual Minimum Royalty (as defined in Appendix D) and the total amount of the running royalties in the preceding four (4) Reporting Periods (“Creditable Running Royalties”) only if the Creditable Running Royalties do not exceed the Annual Minimum Royalty. For avoidance of misunderstanding, LICENSEE shall pay the balance between [***************] of Annual Minimum Royalty set forth in Appendix D and Creditable Running Royalties earned in calendar year of 2017 by January 30 of 2018 if Creditable Running Royalties for 2017 do not exceed Annual Minimum Royalty.

4.4 Option fee. In consideration of the license and rights granted under this Agreement by LICENSEE’s exercise of the Option Right, within thirty (30) days after Exercise Date with respect to the Licensed Patents II, LICENSEE shall pay to AJ a non-creditable and non-refundable option fee as defined in the Appendix D.

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5. Payment

5.1 Running royalties referred to in Section 4.2 shall be determined on a country-by-country and product-by-product basis and shall only be due with respect to Licensed Products and Licensed Services in the applicable country in the Territory, so long as either the development, manufacture, sale, offer for sale or distribution of the Licensed Products, or either the performance, offer for provision or provision of the Licensed Services is covered by a Valid Claim of a Licensed Patent in the applicable country in the Territory.

5.2 All the payments to AJ under this Agreement shall be made in United States dollars. Any wire transfer initiation fees resulting from any payments by LICENSEE hereunder shall be borne by LICENSEE. Both Parties hereto shall claim any applicable exemptions from withholdings of income tax regarding any payment to AJ under any applicable tax treaty from time to time in effect. In the event that LICENSEE determines that any amounts are required under U.S.A. or other laws to be withheld from payments otherwise due to AJ, LICENSEE shall so notify AJ, obtain appropriate documentation of such requirement, deduct from payments to AJ the appropriate amount of withholding taxes imposed hereunder, and pay such taxes on behalf of AJ. LICENSEE shall provide AJ with receipts or certificates showing the payment of the amounts withheld pursuant to this Section 5.2 within thirty (30) days of each such payment. LICENSEE shall use reasonable commercial efforts to cooperate with AJ in its efforts to obtain all forms, documents, and/or other information necessary to comply with or reduce any taxes payable pursuant to this Section 4.2 or necessary to establish AJ’s right to a tax credit in respect of any such taxes. Any other taxes (other than any based on AJ’s income) levied by any authorities in the Territory shall be for the account of LICENSEE. The Parties acknowledge that, as of the Effective Date, Article 12 of the Convention between Japan and the United State of America for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income and Capital Gain (the “Convention”) effective as of November 6, 2003, provides that U.S.A. taxes should not be imposed on royalties received by a resident of Japan. In the event the Convention expires, changes or otherwise becomes unenforceable, the Party responsible under the then current law shall pay all taxes related to royalties.

5.3 If Licensed Services or Licensed Products are sold for compensation other than United States dollars, conversion of foreign currency to United States dollars will be made in the same manner as the LICENSEE converts all of its other revenues, provided that (a) such manner is consistent with United States generally accepted accounting principles, and (b) the exchange rates employed are those quoted by New York Closing Snapshot (as quoted at 4 p.m. Eastern Standard Time) in The Wall Street Journal (U.S. edition) as of the last business day of each month of a calendar year (“business day” in this section means business day which the New York foreign exchange market opens and New York Closing Snapshot provides the currency rate of the day). Such payments from LICENSEE to AJ will be without deduction of any exchange charges.

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5.4 The royalty and other payments set forth in this Agreement shall, if overdue, bear interest until paid at a per annum rate of [***************] above the applicable prime interest rate in effect at the New York Closing Snapshot (as quoted at 4 p.m. Eastern Standard Time) in The Wall Street Journal (U.S. edition) on the due date. The payment of such interest shall not foreclose AJ from exercising any other rights it may have as a consequence of the lateness of any payment.

5.5 Payments under this Agreement shall be made to AJ by wire transfer, to the following account:

Name:	[***************]
Bank Name:	[***************]
Branch Name:	[***************]
Address:	[***************]
Account No.:	[***************]
SWIFT code:	[***************]

6. Reports and Records

6.1 On or before each due date of the running royalties set forth in Section 4.2 of this Agreement, LICENSEE shall submit to AJ a written royalty statement showing:

(a) Types of Licensed Services including a brief summary of services in the case of Licensed Services II(b) under Section 1.16 or Licensed Products and quantity sold by LICENSEE during the preceding Reporting Period in each country of the Territory;

(b) [***************]; and

(c) [***************].

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6.2 On or before the due date of the balance between Annual Minimum Royalties and Creditable Running Royalties set forth in Section 4.3 of this Agreement, LICENSEE shall submit to AJ a written payment statement showing the balance between Annual Minimum Royalties and Creditable Running Royalties. LICENSEE shall use the payment statement format example in Appendix F attached hereto, which may be modified under mutual agreement.

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6.3 LICENSEE shall keep records in sufficient detail to enable the fees and royalties payable by LICENSEE hereunder to be determined. Such records will be maintained for no less than five (5) years after the year to which they pertain. LICENSEE shall permit said records to be inspected at the cost of AJ, during regular business hours and on reasonable written notice, by an independent auditor selected by AJ and acceptable to LICENSEE for this purpose, but only to the extent necessary to verify the amount of the fees and royalties payable hereunder to AJ; provided, however, should any inspection lead to the discovery of a greater than [***************] understatement in reporting of royalties or other payments due hereunder, LICENSEE shall pay the full costs and expense of such inspection, and the underpayment. The auditor making such inspection shall report to AJ only the information LICENSEE is required to show on a royalty statement as well as fees referred to in Articles 3 and 4 hereunder. Such audit may be conducted no more frequently than once per calendar year during the Term, and once thereafter.

7. Representations and Warranties

7.1 AJ makes (i) no warranty or representation as to the validity, scope, or enforceability of the Licensed Patents, and (ii) no warranty or representation that LICENSEE’s exercise of licenses granted in this Agreement will not infringe any patents or any intellectual property owned by any Third Party.

7.2 Each Party represents and warrants to the other that (i) such Party is a company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized; (ii) such Party has the legal power and authority to execute, deliver and perform this Agreement; (iii) the execution, delivery and performance by such Party of this Agreement has been duly authorized by all necessary corporate action; (iv) this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms and conditions; and (v) the execution, delivery and performance of this Agreement will not cause or result in a violation of any law of such Party’s charter documents, or of any contract by which such Party is bound.

7.3 Except as expressly set forth herein, AJ MAKES NO REPRESENTATIONS AND EXPRESSES NO WARRANTIES OF ANY KINDS, EXPRESS OR IMPLIED, TO LICENSEE, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, THAT THE DEVELOPMENT, MANUFACTURE, OR USE OF LICENSED PRODUCTS OR PROVISION OF LICENSED SERVICES SHALL NOT INFRINGE ANY PATENT OR OTHER RIGHTS OF A THIRD PARTY.

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7.4 EXCEPT (A) FOR ANY CLAIMS RELATED TO A BREACH OF ARTICLE 8 OR (B) TO THE EXTENT OF ANY INDEMNIFICATION OBLIGATIONS UNDER ARTICLE 10 BELOW, IN NO EVENT SHALL EITHER PARTY OR ITS AFFILIATES BE LIABLE HEREUNDER TO THE OTHER PARTY OR ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY OR OTHER INDIRECT DAMAGES (INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR LOSS OF USE DAMAGES) ARISING FROM MANUFACTURE, USE OR SALE OF LICENSED PRODUCTS AND/OR PROVISION OF LICENSED SERVICE, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OR LOSSES.

8. Confidentiality

8.1 During the Term and for a period of five (5) years thereafter, each Party (i) shall maintain the Confidential Information furnished to it by the other Party in strict confidence, (ii) shall not disclose such Confidential Information to any Third Party, and (iii) shall use such Confidential Information only to the extent necessary to perform this Agreement, except that these obligations shall not apply to information that:

(a) is within the public domain prior to the time of the disclosure by the disclosing Party to the receiving Party or thereafter becomes within the public domain other than as a result of disclosure by the receiving Party or any of its representatives in violation of this Agreement;

(b) was, on or before the date of disclosure in the possession of the receiving Party, as evidenced by records, however maintained;

(c) is acquired by the receiving Party from a Third Party not under an obligation of confidentiality; or

(d) is hereafter independently developed by the receiving Party, as evidenced by records, however maintained.

The terms and conditions of this Agreement shall be considered Confidential Information of both Parties. Upon the expiration or early termination of this Agreement, the receiving Party shall return or destroy (and certify to the disclosing Party that it has destroyed) all Confidential Information it has received from the disclosing Party under this Agreement, as may be requested by the disclosing Party, except that one copy of such Confidential Information may be kept by the receiving Party in its confidential files for record keeping purposes only.

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8.2 If the receiving Party is compelled to disclose Confidential Information of the disclosing Party by order of a court of competent jurisdiction, any such disclosure shall not be a breach hereunder, provided that reasonable advance notice (as permissible under applicable law) is given to the disclosing Party to permit the disclosing Party an opportunity to ensure that such disclosure is subject to all applicable governmental or judicial protection available for like material.

8.3 Notwithstanding the above, AJ may (i) disclose all of the terms and conditions of this Agreement to the owners of the Licensed Patents for their records, and (ii) disclose the status of implementation of this Agreement to the owners of the Licensed Patents, including the amount of payments and reports under Articles 5 and 6 hereof under the appropriate confidentiality protection set forth in the Kyoto Agreement or the Osaka Agreement.

9. Patent Enforcement

9.1 AJ or the owners of the Licensed Patents shall have, at their expense, the sole right to file for, prosecute and maintain the Licensed Patents, using patent counsel of their choice. It is the present intention of AJ or the owners of the Licensed Patents, as the case may be, to pursue prosecution of applications of, and maintain the Licensed Patents. However, LICENSEE acknowledges that neither AJ nor the owners of the Licensed Patents shall, in any event, be responsible to LICENSEE for any act or omission relating to the preparation, prosecution and maintenance of any and all patent applications or patents of the Licensed Patents.

9.2 AJ or the owner of the Licensed Patents intends to enforce Licensed Patents against infringers or otherwise act to eliminate infringement, when, in AJ’s or such owners’ sole judgment, such action may be reasonably necessary, proper, and justified and makes reasonable business sense considering all factors. In the event that LICENSEE believes there is infringement of any Licensed Patent under this Agreement which is to LICENSEE’s substantial detriment, LICENSEE may, subject to any of its obligations of confidentiality, provide AJ with notification and reasonable evidence of such infringement. If AJ takes action to remedy the infringement, LICENSEE shall provide commercially reasonable assistance as requested by AJ. Nonetheless, AJ or the owners of the Licensed Patents is under no obligation to bring any action or proceeding against any entity for infringing of the Licensed Patents.

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10. Indemnification

10.1 LICENSEE shall, except to the extent that the same can be shown to have been caused by the AJ Indemnified Entities (as defined below), defend, indemnify and hold harmless AJ, its Affiliates, the owners of the Licensed Patents, the inventors of the Licensed Patents and directors, officers, employees, and agents of AJ and its Affiliates (together, the “AJ Indemnified Entities”) from and against any and all claims, liabilities, losses, damages or expenses (including but not limited to reasonable attorneys’ fees and other costs of defending any action) that any of the AJ Indemnified Entities may sustain or incur as a result of any claim of a Third Party based on the negligence, recklessness or willful misconduct of the LICENSEE, or any of its employees or agents in performing its obligations or exercising the license granted pursuant to this Agreement, including any breach of the confidentiality provisions hereof.

10.2 AJ shall, except to the extent that the same can be shown to have been caused by the LICENSEE Indemnified Entities (as defined below), defend, indemnify and hold harmless LICENSEE, its Affiliates, and directors, officers, employees, and agents of LICENSEE and its Affiliates (together, the “LICENSEE Indemnified Entities”) from and against any and all claims, liabilities, losses, damages or expenses (including but not limited to reasonable attorneys’ fees and other costs of defending any action) that any of the LICENSEE Indemnified Entities may sustain or incur as a result of any claim of a Third Party based on the negligence, recklessness or willful misconduct of AJ, or any of its employees or agents in performing its obligations or exercising the license granted pursuant to this Agreement, including any breach of the confidentiality provisions hereof.

11. Term and Termination

11.1 This Agreement shall be effective on the Effective Date and, unless terminated sooner as provided herein below or by a mutual agreement, shall remain in force and shall expire upon the expiration of the last to expire patent within Licensed Patents (“Term”) in the Territory.

11.2 Either Party shall have the right to remedy a breach of this Agreement where such breach is capable to be remedied within a reasonable period of time, but in no event later than sixty (60) days after the first written notification of the breach by the non-breaching Party.

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11.3 Termination by AJ. This Agreement may be terminated by AJ,

(i) upon ten (10) days prior written notice to LICENSEE for LICENSEE’s material breach of this Agreement and LICENSEE’s failure to cure such material breach during the period in Section 11.2, or

(ii) if LICENSEE becomes insolvent, files a petition under any bankruptcy or insolvency act, or has any such petition filed against it or any of its assets, to the extent permitted by law; or

(iii) immediately by giving a written notice if LICENSEE, directly or indirectly, brought any legal or administrative action challenging validity of all or part of Licensed Patents at any competent judicial or administrative organization in any country;

In the event that AJ terminates this Agreement under Section 11.3(i) for LICENSEE’s unremedied material breach of this Agreement, LICENSEE shall have the right to make Licensed Products available to its Users during said ten (10) day notice period, and shall thereafter discontinue all sales of Licensed Products, subject to LICENSEE’s continuing obligation to make all payments due under Articles 3 and 4, including royalties on sales during such ten (10) day notice period.

11.4 Termination by LICENSEE. LICENSEE may terminate this Agreement without cause upon ninety (90) days written notice to AJ.

11.5

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11.6 Change of Control. Subject to the provision of Section 13.2, upon a change of Control of LICENSEE (for example, through a stock purchase or sale, merger, acquisition, or any other form of corporate transaction), LICENSEE shall provide written notice to AJ sixty (60) days prior to the occurrence of such change of Control. If (i) LICENSEE fails to provide such prior notice, or (ii) a party which directly or indirectly takes LICENSEE’s Control is in any legal dispute or licensing conflict with AJ and/or the owners of the Licensed Patents at the time of the occurrence of such change of Control, this Agreement may be terminated by AJ effective on the effective date of such change of Control.

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12. Effect of Termination

All rights and obligations of the Parties set forth herein that expressly or by their nature survive the expiration or termination of this Agreement, including, without limitation, the provisions of Articles 1 (Definition), 4 (Fees and Royalties), 5 (Payment), 6 (Reports and Records), 7 (Representations and Warranties), 8 (Confidentiality), 10 (Indemnification), 11 (Term and Termination), 12 (Effect of Termination), 13 (Miscellaneous), Sections 2.2, 2.3 and 2.4 shall continue in full force and effect subsequent to and notwithstanding the expiration or termination of this Agreement until they are satisfied or by their nature expire and shall bind the Parties and their legal representatives, successors, and permitted assigns.

13. Miscellaneous

13.1 Relationship of Parties. The relationship of the Parties is that of independent contractors, and nothing herein shall be construed as establishing one Party or any of its employees as the agent, legal representative, joint venture, partner, employee, or servant of the other. Except as set forth herein, neither Party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other.

13.2 Assignment. This Agreement is personal to each of the Parties and may not be assigned by one Party without the prior consent of the other Party, with such consent not to be unreasonably withheld, conditioned or delayed; provided however, AJ shall have the right to assign this Agreement as part of a sale or transfer of all or substantially all of the entire business of AJ relating to this Agreement, to its Affiliates.

13.3 Amendment. This Agreement shall not be amended except by an instrument in writing executed by both Parties.

13.4 Entire Agreement. This Agreement, including any appendix hereto, constitutes the entire, full, and complete agreement between the Parties concerning the subject matter hereof, and supersedes all prior agreements, negotiations, representations, and discussions, written or oral, express or implied, between the Parties in relation thereto.

13.5 Governing Law. This Agreement shall be interpreted and enforced in accordance with laws of Japan without regard to its conflicts of laws or rules, provided, that those matters pertaining to the validity or enforceability of Licensed Patents shall be interpreted and enforced in accordance with the laws of the territory in which such patent rights exist.

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13.6 Dispute. Any dispute, controversy or claim arising under, out of or relating to this Agreement and any subsequent amendments of this Agreement, including, without limitation, its formation, validity, binding effect, interpretation, performance, breach or termination, as well as non-contractual claims, shall be submitted to binding arbitration in accordance with the arbitration rules then in effect of the International Chamber of Commerce (“ICC Rules”), as amended. Any such arbitration shall be conducted in Tokyo, Japan, if submitted by LICENSEE, and in New York, USA, if submitted by AJ, respectively. The arbitration proceeding shall be conducted in English and by one arbitrator.

13.7 Press Release. Neither Party shall issue any press release or other public announcements relating to this Agreement without obtaining the other Party’s written approval, which approval will not be unreasonably withheld, conditioned or delayed.

13.8 Notices. All communication concerning this Agreement, including payments, notices, demands or requests required or permitted hereunder shall be given in English and in writing and shall be personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid; facsimile transmission (receipt verified); or express courier service (signature requested), in each case to the respective address specified below, or such other address or fax number as may be specified in writing to the other Party hereto:

LICENSEE:	[***************]
[***************]
[***************]

AJ:	[***************]
[***************]
[***************]

13.9 Waiver. The terms and conditions of this Agreement may be waived only by a written instrument executed by the Party waiving compliance. The failure of either Party at any time or times to require performance of any provision hereof shall in no manner affect its rights at a later time to enforce the same. No waiver by either Party of any term or condition shall be deemed as a continuing waiver of such terms or condition or of another term or condition.

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13.10 Gender and Number. All terms used herein in any one gender or number mean and include any other gender and number as the facts, context, or sense of this Agreement may require.

13.11 Headings. Headings used herein are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

13.12 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the Parties shall negotiate in good faith to modify this Agreement to preserve (to the extent possible) their original intent.

13.13 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

13.14 Force Majeure. Neither Party will be responsible for delays resulting from causes beyond the reasonable control of such Party, including without limitation, fire, explosion, flood, war, strike, or riot, provided that the nonperforming Party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

13.15 Counterparts. This Agreement may be signed in counterparts, both of which together shall constitute one and the same Agreement, binding on the Parties as if each had signed the same document.

13.16 Compliance of law. LICENSEE shall ensure that any activity including research, marketing and sales conducted under this Agreement will comply with all applicable laws and governmental regulations in force and effect. LICENSEE shall comply with and provide all information and assistance necessary to comply with any governmental requests relating to this Agreement.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date below and this Agreement is effective as of the Effective Date.

iPS Academia Japan, Inc.		StemoniX, Inc.

By:	/s/ Mitsuomi Shirahashi	By:	/s/ Yung-Ping Yeh
	Mitsuomi Shirahashi		Yung-Ping Yeh

Title:	President & CEO	Title:	President & CEO

Date: May 13, 2019		Date: May 15, 2019

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Appendix A

(Licensed Differentiated Cells)

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Appendix B

(Licensed Patents)

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Appendix C

(User Notice)

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Appendix D

(Fees and Royalties)

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Appendix E

(Royalty Statement Format example)

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Appendix F

(Annual Minimum Royalty statement/ format example)

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